BYLAWS OF

                          TRM COPY CENTERS CORPORATION



                                    ARTICLE I
                        SHAREHOLDERS: MEETINGS AND VOTING

Section 1.  PLACE OF MEETINGS

          Meetings of the shareholders of TRM COPY CENTERS CORPORATION, an Oregon corporation (the "Corporation") will be held at the principal office of the Corporation, or any other place, either within or without the state of Oregon, selected by the Board of Directors.

Section 2.  ANNUAL MEETINGS

          (a) The annual meeting of the shareholders will be held on the fourth Tuesday of October of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at such time as may be prescribed by the Board of Directors and specified in the notice of the meeting. At the annual meeting, the shareholders will elect by vote a Board of Directors from the persons nominated pursuant to paragraph (c) below, provided that if pursuant to the Articles of Incorporation staggered terms for directors are in effect, then only such members whose terms expire at such meeting shall be elected. The shareholders shall also consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

          (b) At the annual meeting of the shareholders, only such matters as shall have been properly brought before the meeting shall be considered and acted upon. To be properly brought before an annual meeting, a matter must be
(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a shareholder. For any matter to be properly brought before the annual meeting by a shareholder, the shareholder must have given prior written notice to the Secretary of the Corporation which must be received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting. In the event that less than 30 days' notice of the date of the meeting is given or made to shareholders, notice by a shareholder shall be timely received if received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Secretary in order to be valid must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the matter proposed to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business,
(iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in the matter. No matter shall be considered or acted upon at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the
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provisions of this section. If he shall determine that any matter has not been properly brought before the meeting, he shall so declare at the meeting and any such matter shall not be considered or acted upon.

          (c) At the annual meeting of shareholders, only those persons properly nominated shall be considered in the election for directors. To be properly nominated, a person must be (i) nominated by the Board of Directors or (ii) properly nominated by a shareholder. To be properly nominated by a shareholder, the shareholder must have given prior written notice of the nomination to the Secretary of the Corporation which must be received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting. In the event that less than 30 days' notice of the date of the meeting is given or made to shareholders, notice of the nomination by a shareholder shall be timely received if received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed. A shareholder's notice of nomination to the Secretary in order to be valid must set forth as to each person the shareholder proposes to nominate to the Board of Directors (i) the information described by Items 401(a), (e) and (f) and Item 403(b) of Regulation S-K under the Securities Act of 1933, as amended, or successor provisions, (ii) the class and number of shares of the Corporation which are beneficially owned by the nominating shareholder, and (iii) any material interest of the shareholder or of the nominee in the Corporation. No nominee shall be considered for election as a director at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer at any annual meeting shall determine whether any nomination was properly brought before the meeting in accordance with the provisions of this section. If he shall determine that any person has not been properly nominated, he shall so declare at the meeting and any such nominee shall not be considered in the election.


Section 3.  SPECIAL MEETINGS

          (a) The Corporation will hold a special meeting of shareholders upon the call of the President or the Board of Directors, or if the holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

          (b) The circuit court of the county where the Corporation's principal office is located, or, if the principal office is not in Oregon, where the registered office of the Corporation is or was last located, may summarily order a special meeting to be held upon the application of a shareholder of the Corporation who signed a valid demand for a special meeting if notice of the special meeting was not given within 30 days after the date the demand was delivered to the Corporation's Secretary or if the special meeting was not held in accordance with the notice.
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Section 4.  NOTICE OF MEETINGS

          (a) The Corporation will notify shareholders in writing of the date, time and place of each annual and special shareholders meeting not earlier than 60 days nor less than ten days before the meeting date. Unless Oregon law or the Articles of Incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Such notice is effective when mailed if it is mailed postage prepaid and is correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Unless required by law or by the Articles of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. However, notice of a special meeting will include a description of the purpose or purposes for which the meeting is called.

          (b) If an annual or special shareholders meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is fixed, or is required by law to be fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          (c) A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 5.  QUORUM AND VOTING REQUIREMENTS FOR VOTING GROUPS

          (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law or by the Articles of Incorporation, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          (b) In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum exists. Any business that might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.
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Section 6.  VOTING RIGHTS

          (a) The persons entitled to receive notice of and to vote at any shareholders meeting will be determined from the records of the Corporation on the close of business on the day before the mailing of the notice or on such other date not more than 70 nor less than 10 days before such meeting, as will be fixed in advance by the Board of Directors.

          (b) Except as otherwise provided in the Articles of Incorporation or by law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting. Only issued and outstanding shares are entitled to vote.

          (c) Unless otherwise provided in the Articles of Incorporation or by law, if a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

          (d) Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 7.  VOTING OF SHARES BY CERTAIN HOLDERS

          (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

               (i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

               (ii) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

               (iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

               (iv) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the share-holder has been presented with respect to the vote, consent, waiver or proxy appointment; or
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               (v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

          (b) Shares of the Corporation are not entitled to be voted if (i) they are owned, directly or indirectly, by another domestic or foreign corporation, and (ii) the Corporation owns, directly or indirectly, a majority of the shares entitled to be voted for directors of such other corporation. This paragraph does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

          (c) Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 8.  PROXIES

          A shareholder may vote shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9.  SHAREHOLDER LISTS

          (a) After fixing a record date for a meeting, the Corporation will prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the meeting. The list must be arranged by voting group, and within each voting group, by class or series of shares and show the address of and the number of shares held by each shareholder.

          (b) The shareholder list must be available for inspection by any shareholder, beginning two business days after notice of the meeting for which the list was prepared is given and continuing through the meeting. Such list will be kept on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or the shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list during regular business hours and at the shareholder's expense during the period it is available for inspection.

          (c) The Corporation will make the shareholder list available at the meeting, and any shareholder, or the shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.
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          (d) Refusal or failure to prepare or make available the shareholder list does not affect the validity of action taken at the meeting.


                                   ARTICLE II
                              DIRECTORS: MANAGEMENT

Section 1.  POWERS

          The Corporation will have a Board of Directors. All corporate powers will be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

Section 2.  NUMBER AND QUALIFICATIONS

          The Board of Directors will consist of seven members, until the number has been changed by the Board of Directors by amendment of these Bylaws. In no event shall the number of directors be less than three. A decrease in the number of directors does not shorten an incumbent director's term. In the event the Board of Directors is divided into classes as set forth in Section 5 below, any increase in the number of directors shall be allocated by the Board of Directors among the three classes of directors so as to maintain equal classes to the extent possible. Without the unanimous consent of the existing Board of Directors, no more than two additional directors shall be added to the Board of Directors within any 12-month period. Without the unanimous consent of the Board of Directors, no person who is affiliated as an owner, director, officer or employee of a company or business deemed by the Board of Directors to be competitive with that of the Corporation shall be eligible to serve on the Board of Directors of the Corporation. Directors need not be residents of the state of Oregon or shareholders of the Corporation, unless required by the Articles of Incorporation.

Section 3.  ELECTION OF DIRECTORS

          The directors will be elected by ballot at the annual meeting of the shareholders.

Section 4.  TENURE OF OFFICE WITHOUT CLASSES

          If the Board of Directors consists of five or fewer members, the terms of all directors shall expire at the next annual shareholders meeting following their election. The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until the director's successor is elected and qualifies or until there is a decrease in the number of directors. Subject to paragraph (c) of Section 6 of Article II, a director's term of office will begin immediately after election.

SECTION 5.  TENURE OF OFFICE WITH CLASSES

          1. At any time when the Board of Directors shall consist of six or more members, in lieu of electing the entire number of directors annually, the Board of Directors of the Corporation shall be divided into three classes. The three classes shall consist of an equal number of directors to the extent possible. The initial designation of which current directors shall serve in which classes shall be made by the director then serving as Chairman of the Board. The classes shall be Class 1, Class 2 and Class 3. The term of office of directors of Class 1 shall expire at the first annual meeting of shareholders after their election, that of Class 2 shall expire at the second annual meeting after their election, and that of Class 3 shall expire at the third annual meeting after their election. When classification of directors is in effect, at each annual meeting of shareholders the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective in the event the authorized number of members of the Board is reduced to fewer than six.

          2. If the Board of Directors is divided into classes and in the event of any increase or decrease in the authorized number of directors, then (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or upon his earlier resignation, removal from office or death; (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be allocated by the Board of Directors among the three classes of directors so as to maintain equal classes to the extent possible; and (iii) in the event such decrease in the authorized number of directors makes the total number of directors less than six, then the Board of Directors shall become declassified and the directors remaining in office shall continue their terms until the next annual meeting of shareholders, at which time all of said remaining directors shall be re-elected to one-year terms or until their successors are duly elected and qualified.

Section 6.  VACANCIES

          (a) A vacancy in the Board of Directors will exist upon the death, resignation or removal of any director or upon an increase in the number of directors.

          (b) Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors:

               (i) The shareholders may fill the vacancy, provided that the Board of Directors has not already done so; or

               (ii) The Board of Directors may fill the vacancy, provided the shareholders have not already done so. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
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          (c) A vacancy that will occur at a specific later date, by reason of a resignation effective at the later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 7.  RESIGNATION OF DIRECTORS

          A director may resign at any time by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 8.  REMOVAL OF DIRECTORS

          A director may be removed only for cause by the affirmative vote of the holders of not less than 75 percent of the outstanding shares of Common Stock. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 9.  MEETINGS

          (a) The Board of Directors may hold regular or special meetings in or out of the state of Oregon.

          (b) Annual meetings of the Board of Directors will be held without notice immediately following the adjournment of the annual meetings of the shareholders.

          (c) Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Board of Directors may fix, by resolution, the time and place for the holding of regular meetings.

          (d) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President or any director. The person or persons who call a special meeting of the Board of Directors may fix the time and place of the special meeting.

Section 10.  NOTICE OF SPECIAL MEETINGS

          (a) Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation. The notice will be given orally, in person or by telephone, or delivered in writing either personally, by mail or by private carrier or by telegram. If in writing, such notice is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if it is mailed postage prepaid and is correctly addressed to the director's address shown in the Corporation's records; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If given orally, such notice is effective when communicated.

          (b) A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          (c) Notice of the time and place of holding an adjourned meeting need not be given if such time and place are fixed at the meeting adjourned.

Section 11.  QUORUM AND VOTE

          (a) Unless the Articles of Incorporation provide otherwise, a majority of the directors in office will constitute a quorum for the transaction of business. A majority of the directors, in the absence of a quorum, may adjourn from time to time but may not transact any business.

          (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number of directors.

          (c) A director of the Corporation who is present at a meeting of the Board of Directors, or is present at a meeting of a committee of the Board of Directors, when corporate action is taken, is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 12.  COMPENSATION

          The Board of Directors may, by resolution, provide that the directors be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and provide that directors be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation for that service.

                                   ARTICLE III
                                   COMMITTEES

          (a) Subject to law, the provisions of the Articles of Incorporation and these Bylaws, the Board of Directors may appoint such committees as may be necessary from time to time, consisting of such number of its members and having such powers as it may designate. Each such committee will have two or more members, who serve at the pleasure of the Board of Directors.

          (b) All actions of a committee will be reflected in minutes to be kept of such meetings and reported to the Board of Directors at the next succeeding meeting thereof. The provisions of Article II of these Bylaws governing meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

          (c) An executive committee may be appointed by the Board of Directors pursuant to the foregoing paragraphs. When appointed, the executive committee will have the power to exercise all authority of the Board of Directors except as may be expressly limited by law.

          (d) An audit committee shall be appointed by the Board of Directors. The audit committee shall have such members, duties and powers as may be necessary or appropriate to qualify such committee as an audit committee within the rules of the NASDAQ National Market System.

                                   ARTICLE IV
                                    OFFICERS

Section 1.  DESIGNATION; ELECTION; QUALIFICATION

          (a) The officers of the Corporation will be a President, a Secretary and such other officers and assistant officers as the Board of Directors will from time to time appoint, none of whom need be members of the Board of Directors. The officers will be elected by, and hold office at the pleasure of, the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

          (b) A vacancy in any office because of death, resignation, removal or any other cause will be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 2.  COMPENSATION AND TERM OF OFFICE

          (a) The compensation and term of office of all the officers of the Corporation will be fixed by the Board of Directors.

          (b) The Board of Directors may remove any officer at any time, either with or without cause.

          (c) Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor will not take office until the effective date.

          (d) This section will not affect the rights of the Corporation or any officer under any express contract of employment.

Section 3.  CHAIRMAN OF THE BOARD

          If the Corporation elects a Chairman of the Board, he or she will preside at all meetings of the Board of Directors and, if requested by the President, at meetings of the shareholders. The Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.  PRESIDENT

          The President will be the chief executive officer and chief operating officer of the Corporation. The President will have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President will perform the duties and responsibilities of the Chairman of the Board. The President will be ex officio a member of all the standing committees (including the executive committee, if any), will have the general powers and duties of management usually vested in the office of president of a corporation and will have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.  VICE PRESIDENTS

          The Vice Presidents, if any, will perform such duties as the Board of Directors prescribes. In the absence or disability of the President, the President's duties and powers will be performed and exercised by a senior Vice President, as designated by the Board of Directors.

Section 6.  SECRETARY

          (a) The Secretary will keep or cause to be kept at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, whether it was regular or special and, if special, how authorized, the notice given, the names of those present at directors' meetings, the number of shares present or represented at shareholders meetings and the proceedings thereof.

          (b) The Secretary will keep or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares and the number and date of cancellation of certificates surrendered for cancellation.

          (c) The Secretary will give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by these Bylaws. The Secretary will keep the seal of the Corporation, if any, and affix it to all documents requiring a seal, and will have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 7.  TREASURER

          The Treasurer, if any, will be responsible for the funds of the Corporation, and pay them out only on the checks of the Corporation signed in the manner authorized by the Board of Directors.

Section 8.  ASSISTANTS

          The Board of Directors may appoint or authorize the appointment of assistants to the Secretary or Treasurer, or both. Such assistants may exercise the powers of the Secretary or Treasurer, as the case may be, and will perform such duties as are prescribed by the Board of Directors.

                                    ARTICLE V
                   CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1.  RECORDS

          The Corporation will maintain all records required by law. All such records will be kept at its principal office, registered office or at any other place designated by the President of the Corporation, or as otherwise provided by law.

Section 2.  INSPECTION OF RECORDS

          All records of the Corporation will be open to inspection by the shareholders or the shareholders' agents or attorneys in the manner and to the extent required by law.

Section 3.  CHECKS, DRAFTS, ETC.

          All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, will be signed or endorsed by such person or persons and in such manner as will be determined from time to time by resolution of the Board of Directors.

Section 4.  EXECUTION OF DOCUMENTS

          The Board of Directors may, except as otherwise provided in these Bylaws, authorize any officer or agent of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee of the Corporation will have any power or authority to bind the Corporation by any contract or engagement outside of the ordinary course of business.

                                   ARTICLE VI
                       CERTIFICATES AND TRANSFER OF SHARES

Section 1.  CERTIFICATES FOR SHARES

          (a) Certificates for shares will be in such form as the Board of Directors may designate, will designate the name of the Corporation and the state law under which the Corporation is organized, will state the name of the person to whom the shares represented by the certificate are issued, and will state the number and class of shares and the designation of the series, if any, the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class, the variations and rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series will be summarized on the front or back of each certificate, or each certificate may state conspicuously on its front or back that the Corporation will furnish shareholders with this information on request in writing and without charge.

          (b) Each certificate for shares must be signed, either manually or in facsimile, by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The certificates may bear the corporate seal or its facsimile.

          (c) If any officer who has signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

          (d) The Corporation will not issue certificates for fractional shares.

Section 2.  TRANSFER ON THE BOOKS

          Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.  LOST, STOLEN OR DESTROYED CERTIFICATES

          In the event a certificate is represented to be lost, stolen or destroyed, a new certificate will be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of such bond or other security as may be required by the Board of Directors.

Section 4.  TRANSFER AGENTS AND REGISTRARS

          The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation who will have such powers and duties as the Board of Directors will specify.

Section 5.  CLOSING STOCK TRANSFER BOOKS

          The Board of Directors may close the transfer books for a period not exceeding 70 days nor less than 10 days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend.

                                   ARTICLE VII
                               GENERAL PROVISIONS

Section 1.  SEAL

          If the Corporation elects to have a corporate seal, such corporate seal will be circular in form and will have inscribed thereon the name of the Corporation and the state of its incorporation.

Section 2.  AMENDMENT OF BYLAWS

          (a) Except as otherwise provided by law or by the Articles of Incorporation, the Board of Directors may amend or repeal these Bylaws unless:

               (i) The Articles of Incorporation or Oregon law reserve this power exclusively to the shareholders in whole or in part; or

               (ii) The shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

          (b) The Corporation's shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.

          (c) Whenever an amendment or new Bylaw is adopted, it will be copied in the minute book with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred will be stated in such book and place.

Section 3.  WAIVER OF NOTICE

          (a) A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (c) of Section 4 of Article I of these Bylaws, the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

          (b) A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (b) of Section 8 of Article II of these Bylaws, the waiver must be in writing, must be signed by the director entitled to the notice, must specify the meeting for which notice is waived and must be filed with the minutes or appropriate records.

Section 4.  ACTION WITHOUT A MEETING

          (a) Action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 4 is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If not otherwise determined by law, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A consent signed under this Section 4 has the effect of a meeting vote and may be described as such in any document.

          (b) Unless the Articles of Incorporation or Bylaws provide otherwise, action required or permitted by law to be taken at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 5.  TELEPHONIC MEETINGS

          Unless the Articles of Incorporation provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                                  ARTICLE VIII
                                 INDEMNIFICATION

          (a) The Corporation will indemnify to the fullest extent permitted by law, any person who is made, or threatened to be made, a party to or witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit or proceeding by or in the right of the Corporation) by reason of the fact that:

               (i) the person is or was a director or officer of the Corporation or any of its subsidiaries;

               (ii) the person is or was serving as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries; or

               (iii) the person is or was serving, at the request of the Corporation or any of its subsidiaries, as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

          (b) The Corporation may indemnify its employees and other agents to the fullest extent permitted by law.

          (c) The expenses incurred by a director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, which the director or officer is made or threatened to be made a party to or witness in, or is otherwise involved in, will be paid by the Corporation in advance at the written request of the director or officer, if the director or officer:

               (i) furnishes the Corporation a written affirmation of his or her good faith belief that he or she is entitled to be indemnified by the Corporation; and

               (ii) furnishes the Corporation a written under-taking to repay such advance to the extent that it is ultimately determined by a court that he or she is not entitled to be indemnified by the Corporation. Such advances will be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this Article or otherwise.

          (d) The rights of indemnification provided in this Article VIII will be in addition to any rights to which a person may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of

Directors, or otherwise; will continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation; and will inure to the benefit of the heirs, executors and administrators of such person.

          (e) Any repeal of this Article VIII will be prospective only and no repeal or modification of this Article VIII will adversely affect any right or protection that is based upon this Article VIII and pertains to an act or omission that occurred prior to the time of such repeal or modification.

                                   ARTICLE IX
                              TRANSACTIONS BETWEEN
                      CORPORATION AND INTERESTED DIRECTORS

          (a) No transaction will be voidable by the Corporation solely because of a director's interest in the transaction if any one of the following is true:

               (i) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved or ratified the transaction;

               (ii) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and the shareholders authorized, approved or ratified the transaction; or

               (iii) The transaction was fair to the Corporation.

          (b) For purposes of this Article IX, a director of the Corporation has an indirect interest in a transaction if:

               (i) Another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or

               (ii) Another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.

          (c) For purposes of paragraph (a)(i) of this Article IX, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect interest in the transaction. A transaction may not be authorized, approved or ratified under this Article IX by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this
Article IX. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under paragraph (a)(i) of this Article IX if the transaction is otherwise authorized, approved or ratified as provided in paragraph (a) of this Article IX.

          (d) For purposes of paragraph (a)(ii) of this Article IX, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Article IX, voting as a single voting group. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in paragraph (b)(i) of this Article IX may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under paragraph (a)(ii) of this Article IX. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this
Article IX constitutes a quorum for the purpose of taking action under this
Article IX.

                                    ARTICLE X
                        LIMITATION OF DIRECTOR LIABILITY

          To the fullest extent permitted by law, no director of the Corporation will be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. For example, without limiting the generality of the foregoing, if the Oregon Revised Statutes are amended, after this Article X becomes effective, to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation will be eliminated or limited to the fullest extent permitted by the Oregon Revised Statutes, as so amended. No amendment or repeal of this Article X, nor the adoption of any provision of these Bylaws inconsistent with this Article X, nor a change in the law, will adversely affect any right or protection that is based upon this Article X and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law will reduce or eliminate the rights and protections set forth in this Article X unless the change in the law specifically requires such reduction or elimination.


As amended August 1997.